EXHIBIT 10.1

NEVADA STATE INDUSTRIAL INSURANCE SYSTEM

DBA: EMPLOYERS INSURANCE COMPANY OF NEVADA

QUOTA SHARE REINSURANCE PROGRAM

Reinsurance Service Manual

CONTRACT

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

QUOTA SHARE REINSURANCE AGREEMENT

EXHIBIT A — TRUST AGREEMENT

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

QUOTA SHARE REINSURANCE AGREEMENT

(hereinafter referred to as the “Agreement”)

PREAMBLE

THIS AGREEMENT is made and entered into by and between STATE INDUSTRIAL INSURANCE SYSTEM OF NEVADA, D.B.A.: EMPLOYERS INSURANCE COMPANY OF NEVADA, Carson City, Nevada, and its successors, assigns, and beneficiaries, and its predecessor, THE NEVADA INDUSTRIAL COMMISSION (hereinafter collectively referred to as the “Company”) of the one part, and the various Reinsurers as identified by the Interests and Liabilities Agreements attaching to and forming a part of this Agreement (hereinafter referred to as the “Reinsurers”) of the other part.

The parties hereto agree as hereinbelow, in consideration of the mutual covenants contained in the following Articles and upon the terms and conditions set forth therein:

DEFINITIONS

The following definitions shall apply in respect of all use of the defined terms in this Agreement:

A.	“Accident Year” shall mean a period of 12 consecutive months commencing at any July 1 prior to July 1, 1995, and shall include all Losses with Dates Of Loss within said 12-month period.
B.

“Date Of Loss” shall mean the date when an employee’s Workers Compensation injury or disease occurred or as respects occupational disease or cumulative trauma, the Date Of Loss shall mean the date when compensability of the employee commenced.

C.

“Inuring Reinsurance” shall mean any other reinsurance purchased by the Company which affects Loss. In respect to Inuring Reinsurance that was in effect during the time of original Dates Of Loss for claims included within Loss but which is subject to:

1.

Commutation taking place after the effective date of this Agreement, any such commutation shall have no effect on the liability of the Reinsurers and such Inuring Reinsurance shall be deemed to continue in effect as respects all claims that were subject to such commutation.

2.	Commutation prior to the effective date of this Agreement, the Reinsurers liability shall attach solely to:
a.	Such amount of the Company’s net retention on any such claim as has not been paid prior to the effective date of this Agreement; and

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

b.	The amount of such claim in excess of the nominal amount at which the claim was commuted.
3.

Sunset, any Loss that is excluded from coverage by the Inuring Reinsurance solely as a consequence of such sunset date shall become the liability of the Reinsurers and any Loss that would have been payable by such Inuring Reinsurance but for the operation of the sunset date shall be covered by this Agreement.

Inuring Reinsurance shall not include any reinsurance purchased by the Company which expressly references this Agreement and states that it is excess to the coverage afforded hereby.

D.

“Loss” shall mean the amount of any settlement, award, or judgment Paid by the Company on or after 12:01 a.m. Pacific Standard Time, July 1, 1999, in respect of claims arising out of the Company’s Policies with original Dates Of Loss prior to 12:01 a.m., Pacific Standard Time, July 1, 1995.

All recoveries anti subrogations, which are actually recovered, and Inuring Reinsurance whether recovered or not, shall be deducted front the amount of the Loss. Loss shall not include Loss Expense nor the Loss Expense Allowance. Notwithstanding anything to the contrary contained in this Agreement, nothing in this definition shall be construed to mean that reimbursements under this Agreement are not recoverable until the final amount of the Company’s Loss has been ascertained.

E.

“Loss Expense” shall mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation, and defense of Loss reinsured hereunder, including court costs, transportation and burial expense, claim-specific staff counsel, adjuster, and rehabilitation worker expense, and interest accrued prior to and after final judgment, but excluding internal office expenses, salaries, per diem, and remuneration of other regular Company employees.

F.

“Loss Expense Allowance” shall mean *****% of Loss; however, if the Company is removed as the claims handler as provided in the Claims Administration And Management Article, the Loss Expense Allowance thereafter shall be 0%. The Loss Expense Allowance is the agreed amount to be reimbursed to the Company by the Reinsurers in lieu of an actual calculation of Loss Expense in respect to each Loss.

G.

“Outstanding Loss” shall mean all of the Company’s incurred but unpaid liability arising out of or relating to its Policies for claims with original Dates Of Loss prior to 12:01 a.m., Pacific Standard Time, July 1, 1995, whether such liability is known and carried as a reserve on the Company’s books or is unknown. It is warranted by the Company that payments have been made on such claims in the

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

ordinary course of business up to 12:01 a.m., July 1, 1999, and that at the inception of this Agreement there has been no build-up of payments due but not made.

H.

“Paid” shall mean an amount actually paid by the Company in satisfaction of a claim arising out of or related to a Policy; provided, however, that in the event of the insolvency of the Company, “Paid” shall also include any amount for which the Company has become liable to pay under a Policy covered by this Agreement.

I.

“Policy” (or “Policies”) shall mean any and all obligations arising from the Company’s statutory obligation to provide Workers Compensation (limited as set forth in the second sentence of subparagraph J. below).

J.

“Workers Compensation” shall mean coverage for employees as provided under Nevada Revised Statutes Chapters 616A, 616B, 616C, 616D, and 617, and the relevant sections of the Nevada Administrative Code, in effect on June 30, 1999, as interpreted by any court of competent jurisdiction. Any statutory or regulatory changes to the aforementioned chapters and sections that become effective after June 30, 1999, or are enacted after June 30, 1999, and any regulations, rules, interpretations, or changes promulgated by a regulatory agency of the state of Nevada that become effective after June 30, 1999, and which would otherwise affect Loss and Outstanding Loss hereunder shall in no way increase the Reinsurers’ liability under this Agreement and shall be disregarded for all purposes of establishing Loss and any reimbursements hereunder.

TERM AND COVERAGE

This Agreement shall take effect on June 30, 1999, 11:59 p.m. Pacific Standard Time, provided that the conditions precedent stated in the Reinsurance Consideration and Reinsurance Premium Article and the Regulatory Approvals Article are met, and shall remain in effect until all claims for Loss and Outstanding Loss under the Company’s Policies have been closed, this Agreement is commuted, or the Reinsurers’ aggregate maximum limit of liability is exhausted, whichever occurs first.

The Company shall cede to the Reinsurers, and the Reinsurers shall accept, a 100% quota share in respect to the Company’s Outstanding Loss as at 11:59 p.m. Pacific Standard Time, June 30, 1999, under the Company’s Policies. The Reinsurers shall then be liable for Loss arising from such ceded Outstanding Loss, plus the Loss Expense Allowance related thereto; provided, however, that in no event shall the aggregate liability of the Reinsurers under this Agreement exceed the sum of $2,000,000,000.

Subject, without limitation, to the definitions contained in the Definitions Article and all other terms and conditions of this Agreement, all reinsurance for which the Reinsurers shall be obligated by virtue of this Agreement shall be subject to the same terms, conditions, interpretations, waivers, modifications, and alterations as the Company’s Policies, the intent of

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

this Agreement being that the Reinsurers shall be bound, except as specifically limited herein, by all payments and settlements entered into by the Company in good faith, subject to all of the terms and conditions of this Agreement.

Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article.

REGULATORY APPROVALS

This Agreement shall become effective only when all necessary insurance regulatory and other filings and approvals, if any, have been obtained and only to the extent licenses, permits, authorizations, consents, orders, approvals, registrations, declarations, or filings with all regulatory bodies as may be required to be obtained or made with respect to either party in order to permit the parties to consummate the transactions contemplated hereby which are to be consummated on or prior to the effective date of this Agreement shall have been obtained or made, as the case may be.

TERRITORY

The territorial scope of this Agreement shall follow that of the Company’s Policies.

EXCLUSION

The Reinsurers shall not be liable to the Company for extra contractual obligations coverage or any legal costs and expenses incurred by the Company in connection therewith arising out of any conduct or events taking place during the time in which the Company is responsible for claims handling called for herein. “Extra contractual obligations” as used in this Agreement shall mean any liabilities other than under the Policies (including but not limited to compensatory, punitive, consequential, and exemplary damages, and statutory, administrative, or regulatory penalties and fines), which arise from the handling of any claim on business covered hereunder, such liabilities arising because of but not limited to, the following: failure to settle within the Policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense, or in the trial of any action against its insured, or in the preparation of prosecution of an appeal subsequent upon such action. The Reinsurers shall be responsible for any extra contractual obligations arising out of any conduct or events taking place during any time in which the Company is removed as the claims handler as provided in the Claims Administration And Management Article.

REINSURANCE CONSIDERATION AND REINSURANCE PREMIUM

As a condition precedent for coverage to exist under this Agreement:

A.	A Reinsurance Consideration of $745,000,000 shall be paid in full by the Company to the Reinsurers on or before June 30, 1999.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

B.

In consideration for the adverse development protection provided by this Agreement, the Company shall pay to the Reinsurers a non-refundable Reinsurance Premium of $30,000,000 on or before June 30, 1999.

CONTINGENT PROFIT COMMISSION

The Reinsurers shall allow the Company a contingent profit commission of 30% of the Net Profit of this Agreement. “Net Profit” as used herein is the amount by which the inception-to-date expected Loss and Loss Expense Allowance as in A. below, less inception-to-date actual Loss and Loss Expense Allowance as in B. below, produces a positive balance:

A.	“Inception-to-date expected Loss and Loss Expense Allowance” shall mean the following amounts at the following calculation dates:
CALCULATION DATE	ALLOWANCE
At June 30, 2004:	$300,000,000
At June 30, 2009:	$550,000,000
At June 30, 2014:	$775,000,000
At June 30, 2019:	$970,000,000
At June 30, 2024:	$1,120,000,000
B.

“Inception-to-date actual Loss and Loss Expense Allowance” means the actual amounts of Loss and Loss Expense Allowance paid by the Reinsurers cumulatively since the inception of this Agreement to the applicable calculation date; provided, however, that in the event the Company is removed as the claims handler as provided in the Claims Administration And Management Article, “inception-to-date actual Loss and Loss Expense Allowance” shall mean, in respect of all amounts paid by the Reinsurers after such removal, 107% of the actual amounts of Loss paid by the Reinsurers cumulatively since the date of such removal.

The contingent profit commission shall be first calculated by the Company as of June 30, 2004, and a statement forwarded to the Reinsurers within 30 days thereafter. Upon verification of amount due, the Reinsurers shall pay the Company any amount shown to be due within 45 days of receipt of the Company’s contingent profit commission statement.

The contingent profit commission shall be recalculated as of each of the other calculation dates shown in A. above, within 30 days following each such calculation date. The debtor party shall pay the other party whatever amount, if any, that is due as a result of each recalculation within 45 days of such recalculation. If, at the time of any recalculation, it is determined that an overpayment of contingent profit commission has been made to the Company and a return amount of contingent profit commission is due the Reinsurers to properly reflect the cumulative amount of the contingent profit commission, such return amount shall be increased by a payment by the Company of interest on the amount being returned. The interest shall be calculated from the initial date of payment to the date of the return, at the average investment rate of U.S.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Treasury Bonds as determined from the Wall Street Journal plus 50 basis points; “U.S. Treasury Bonds” shall mean United States Treasury bonds with maturity dates of the same duration as the span of time used for the calculation; “average” shall mean the mathematical mean of the annual interest rates as at each June 30 during the span of time used for the calculation; “span of time used for calculation” shall mean the difference in time between the initial date of payment and the date of return. In the event the Wall Street Journal is no longer being published at the time any calculation needs to be made, the United States Treasury itself shall serve as the source of the appropriate interest rates.

REPORTS

Within 30 days after the close of each calendar quarter, the Company shall furnish the Reinsurers with a report summarizing:

A.	Paid amounts during the quarter of Loss and Loss Expense, and the amount of the Loss Expense Allowance;
B.	Subrogation recovered, recoveries under Inuring Reinsurance, and any other monies recovered;
C.	Total net amount due the Company or the Reinsurers; and
D.	Individual losses with settlements or payments in excess of $250,000.

Such report shall be split by category as follows: medical, fatal, pension (permanent total disability), rehabilitation, permanent partial disability; and temporary total disability/temporary partial disability, all separately with respect to each Accident Year. Additional information reasonably available to the Company may be requested by the Reinsurers for inclusion in the reports, and shall be provided by the Company.

In the event that there is a change in the coverage under the governing statutes and sections referenced in the definition of Workers Compensation in the Definitions Article, which would otherwise increase Loss hereunder but for the definition of Loss in the Definitions Article, the report shall also indicate the amounts that the Company had paid under its Policies during the quarter in question, and the amounts payable by the Reinsurers under this Agreement.

In the event that the Company exercises its option per the Settlements Article to receive reimbursements from Reinsurers monthly rather than quarterly, each reference to “quarter” or “quarterly” above shall be amended to “month” or “monthly,” respectively, in respect to each month during which the Company exercises such option.

In addition, the Company shall furnish the Reinsurers with a quarterly statement of such other information reasonably available to the Company as may be required by the Reinsurers for completion of their statutory statements to be filed in their domiciliary jurisdictions.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

TRUST AGREEMENT OR LETTER OF CREDIT

The Reinsurers hereby agree that they shall each establish, simultaneously with the execution of this Agreement, either a letter of credit or a trust fund pursuant to a trust agreement in a form substantially similar to that attached hereto as Exhibit A and forming a part of this Agreement, or a combination of both. The amount funded by the letter of credit and/or the trust fund shall equal the Reinsurer’s quota share of the Outstanding Loss discounted at 6% plus the Loss Expense Allowance proportionate to such discounted amount (hereinafter referred to as the “Reserve”); the letter of credit or trust agreement shall contain provisions acceptable to the regulatory authorities having jurisdiction over the Company’s Reserve. The Reinsurers shall have the option of determining the method of funding referred to above, and the Reinsurers shall further have the options to change the method of funding at a future date and to establish a different method of funding for any future increase in the required amount of funding, provided always that all other provisions of this Article are complied with.

At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare, for the sole purpose of amending the letter of credit and/or adjusting the funds in trust, a specific statement of the Reinsurers’ share of the Reserve. If the statement shows that the Reinsurers’ share of such Reserve exceeds the balance of the letter of credit and/or funds in trust as of the statement date, the Reinsurers shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment of the letter of credit, increasing the amount of the letter of credit and/or increasing the balance of the funds in trust by the amount of such difference. If, however, the statement shows that the Reinsurers’ share of Reserve is less than the balance of the letter of credit and/or funds in trust as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurers, release such excess from the letter of credit and/or funds in trust by agreeing to accept an amendment to the letter of credit reducing the amount available by the amount of such excess and/or reducing the balance of the funds in trust by the amount of such excess.

In the event that the Company and the Reinsurers disagree over the Company’s valuation of the Reinsurers’ share of the Reserve, an independent actuarial consultant mutually agreed to by the Company and the Reinsurers shall be contracted with to perform an independent assessment to determine the valuation of the Reinsurers’ share of Reserves. It is agreed that the costs of such assessment shall be borne equally by the Company and the Reinsurers and the Company shall cooperate with such independent actuarial consulting firm and provide all data and other information as may be required.

If a Reinsurer’s choice of funding is by or includes a letter of credit, the following shall apply:

A.

The Reinsurer hereby agrees that it shall apply for and secure delivery to the Company of a clean, irrevocable, unconditional letter of credit issued by a member of the Federal Reserve System or any other bank approved for use by The NAIC Securities Valuation Office.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

B.

The letter of credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that the issuing bank elects not to consider the letter of credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, shall provide 60 days notice to the Company prior to any expiration in the event of non-extension.

C.

Notwithstanding any other provisions of this Agreement, the Company or its successor in interest as appointed by any court, regulatory authority, or statute, may draw upon such letter of credit at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

1.	To pay the Reinsurer’s share or to reimburse the Company for the Reinsurer’s share of any Loss and Loss Expense Allowance reinsured by this Agreement, which has not been otherwise paid.
2.	To make refund of any sum in excess of the actual amount required to pay the Reinsurer’s share of any liability reinsured by this Agreement.
3.

In the event of non-extension of the letter of credit as provided for above, to establish deposit of the Reinsurer’s quota share of the Outstanding Loss and Loss Expense Allowance proportionate thereto (i.e., not the Reserve but the full amount). Such cash deposit shall be held in an interest-bearing account separate from the Company’s other assets. This subparagraph 3. shall not apply if the non-renewed letter of credit is replaced simultaneously with its non-renewal by other funding that complies with all of the terms of this Article.

D.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

REINSURANCE SECURITY

During the currency of this Agreement, all Reinsurers shall maintain a rating of no less than A- as determined by A.M. Best Company or the equivalent rating as determined by another similar rating agency in the event A.M. Best no longer exists. In the event that a Reinsurer is unable to maintain such rating, the Company shall have the option of:

A.	Requiring such Reinsurer to increase the letter of credit and/or trust fund as provided for in the Trust Agreement Or Letter Of Credit Article to an amount

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

equal to the Reinsurer’s quota share percentage of Outstanding Loss and the Loss Expense Allowance proportionate thereto (i.e., not the Reserve but the full amount).

B.

Commuting the Reinsurer’s liability. The Company shall submit a statement to the Reinsurer listing amounts paid and reserved in respect of all Outstanding Loss included in the commutation. The Company and the Reinsurer shall, by mutual agreement, determine the present value of such Outstanding Loss, and the Reinsurer shall pay its proportion of the amount so determined to be the present value of such Outstanding Loss.

If agreement cannot be reached the Company and the Reinsurer shall mutually appoint an independent actuary to investigate, determine and establish the present value of such Outstanding Loss. If both parties then agree, the Reinsurer shall pay its proportion of the amount so determined to be the present value of such Outstanding Loss.

If the parties fail to agree, then any difference shall be settled by a panel of three independent actuaries, one to be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an actuary within 30 days, the other party may appoint two actuaries. If the two actuaries fail to agree on the selection of a third actuary within 30 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All the actuaries shall be regularly engaged in the valuation of Workers’ Compensation claims and shall be Fellows of the Casualty Actuarial Society or any equivalent organization should the Casualty Actuarial Society no longer exist. None of the actuaries shall be under the control of either party to this Agreement.

Each party shall submit its case to its actuary within 30 days of the appointment of the third actuary. The decision in writing of any two actuaries, when filed with the parties hereto, shall be final and binding on both parties. The expense of the actuaries and of the commutation shall be equally divided between the two parties.

Payment by the Reinsurer of its proportion of the amount determined by any of the above procedures shall constitute a complete and final release of the Reinsurer of all Loss and Loss Expense Allowance obligations hereunder.

SETTLEMENTS

The Company shall have the right to settle all claims for Loss under its Policies; provided, however, that upon reasonable request by the Reinsurers, the Company shall afford the Reinsurers, at the Reinsurers’ own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving a Loss under this Agreement, and the Company and the Reinsurers shall cooperate in every respect in such defense. Subject to all of

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

the terms and conditions of this Agreement, all settlements, provided they are within the terms of the Policies, shall be unconditionally binding on the Reinsurers in proportion to their quota share participation in this Agreement. Reimbursement for settlements shall be paid to the Company based on the quarterly reports called for in the Reports Article within 5 business days following receipt of the report by the Reinsurers. Such reimbursements may be made, at the option of the Reinsurers, either by payment in cash (via wire transfer) by the Reinsurers, or by drawing down by the Company from the letter of credit or the trust fund upon written instruction from the Reinsurers to the Company to do so.

Without limiting the generality of the foregoing, the Company may elect monthly rather than quarterly reimbursements, subject to 15 days prior written notice to the Reinsurers of its choice of such election, subject to the balance of the conditions respecting reimbursement as stated above, and subject to payment by the Company (via deduction from the amount of reimbursement) of interest equal to 1% of payments for the first month of each quarter plus .5% of payments for the second month of each quarter. If, at any time, the Company elects monthly reimbursement, it may revert at the beginning of any subsequent quarter to quarterly reimbursements upon written notice to the Reinsurers.

CLAIMS ADMINISTRATION AND MANAGEMENT

The Reinsurers shall establish a claims oversight committee to meet periodically at the offices of the Company for purposes of claims administration and management, including but not limited to coordinating and conducting claims audits, reviewing and monitoring the Company’s claims policies and procedures, and maintaining liaison with the Company’s claims personnel. The Company shall appoint one of its employees to serve as its representative on the committee, and such appointee shall be allowed to attend all of the committee’s meetings. Any reports generated by the committee shall be shared with the Company. Prior reasonable notice shall be given to all parties of each meeting, and at all meetings of the committee a quorum shall require the presence of the lead Reinsurer, Gerling Global International Reinsurance Company, Ltd., and one of the other Reinsurers. If the claims handling responsibility is removed from the Company in accordance with the following paragraph, the claims oversight committee shall continue to exist in the same form and shall perform the same claims oversight functions as respects the successor claims handler.

In the event that the lead Reinsurer plus at least one other Reinsurer (hereinafter referred to as the Determining Reinsurers) determine that the Company’s claims handling is unsatisfactory to them, the Reinsurers shall have the right to initiate action to assume the claims handling responsibilities from the Company or to assign the claims handling responsibilities to a third party. The Reinsurers shall notify the Company immediately, in writing, of their intention to remove claims handling responsibilities from the Company. Such notice shall set forth in reasonable detail the reasons for the Reinsurers’ dissatisfaction with the Company’s claims handling. In the event that the Company fails to rectify its claims handling in a manner reasonably acceptable to the Reinsurers within 60 days from the Company’s receipt of the notice (hereinafter referred to as the “Cure Period” ), the Reinsurers shall have, the right, subject to the provisions of this Article and the execution of an Administrative Services Agreement acceptable

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

to the Company and the Reinsurers, to assume all of the claims handling and related administrative functions of the Company or to assign such responsibilities to a qualified third party, it being understood that any such assignment shall not relieve the Reinsurers from any of their obligations under this Agreement.

In the event the Company is not able to satisfy the Determining Reinsurers by the end of the Cure Period that it has rectified its claims handling in a manner acceptable to such Determining Reinsurers, the Reinsurers shall provide the Company with one of the following within 15 days of the end of the Cure Period:

A.

If the Reinsurers are to assume claims handling responsibilities (upon agreement of the Determining Reinsurers to this course of action), the Reinsurers and the Company shall jointly prepare a transition plan outlining the parameters of such assumption including staffing requirements, system specifications, management oversight, and scheduled time frames.

B.	If the Reinsurers are to assign claims handling responsibilities to a third party:
1.

All of the Reinsurers shall participate in the process of nominating two candidates for third party administrator to handle the future processing, settling, administering, management, and payment of claims; however:

a.	In the event all three Reinsurers cannot agree on two candidates, then the Determining Reinsurers shall nominate both third party administrators, but
b.	If the Determining Reinsurers are unable to agree on two third party administrators, each Reinsurer may present one third party administrator for consideration by the Company.

The list of third party administrators shall be submitted to the Company in order of preference of those Reinsurers who chose them except in the event of b. above, in which case no indication of preference shall be given.

2.

The Company shall have the ability to review the capabilities of each administrator recommended and shall confirm the Reinsurers’ recommendation for the preferred third party administrator, if applicable, or alternately request the assignment of (one of) the other recommended administrator(s). Such selection shall be made by the Company no later than 20 days after receipt of the Reinsurers’ recommendations.

Should any event reduce the number of Reinsurers to less than three, such as but not limited to the merger of any Reinsurers, or commutation with the Company by any Reinsurer of its participation in the Agreement, or insolvency of any Reinsurer, all provisions of this Article that call for action by the Determining Reinsurers shall be altered to require agreement of all remaining Reinsurers.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

OFFSET

The Company and each Reinsurer hereunder shall be entitled to deduct from amounts due to the other party under this Agreement any amounts due itself from the other party under this Agreement; provided, however, that in the event of the insolvency of any party hereto, offset shall be in accordance with the law of the jurisdiction having control over the estate of the insolvent party.

SUBROGATION

The Reinsurers shall be credited with their share of subrogation less actual costs to the Company, in respect of claims and settlements under this Agreement. Unless the Company and Reinsurers agree to the contrary, the Company shall enforce its right to subrogation and shall prosecute all claims arising out of such right.

DELAYS, ERRORS, OR OMISSIONS

Any inadvertent delay, error, or omission shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, error, or omission had not been made, providing any error or omission shall be rectified upon discovery.

ENTIRE AGREEMENT AND AMENDMENTS

This Agreement constitutes the entire agreement between the parties with respect to the business being reinsured hereunder, and the obligations of the parties are determined solely by the terms of this Agreement. Any change or modification to this Agreement shall be made by written amendment to this Agreement and signed by the parties hereto.

WAIVERS

The terms of this Agreement may be waived only by a written instrument signed by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, or privilege, nor any single or partial exercise of any such right, power, or privilege, preclude any further exercise thereof or the exercise of any other such right, power, or privilege.

ACCESS TO RECORDS

Provided the Company receives at least 15 days prior written notice, the Reinsurers or their designated representatives shall have the right to inspect and copy (at the Reinsurers’ own expense) at any reasonable time, all records of the Company that pertain to this Agreement, and the Company shall make available such personnel of itself or its agents as the Reinsurers may reasonably request to interview in connection with this Agreement. Such access shall be exercised by the Reinsurers in a manner that shall not unnecessarily interfere with the operations of the Company.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

During the term of this Agreement and thereafter, the Company and each Reinsurer agrees that they shall not, except as otherwise required by applicable law or by governmental or regulatory authorities, or in response to court order, or as required by a Reinsurer’s retrocessionaires (if any), or with the prior written consent of the other party, disclose to any other person or permit their authorized representatives to disclose any proprietary or confidential information contained in the books and records transferred or otherwise received from the other party or otherwise obtained during the performance of this Agreement.

INSOLVENCY

In the event of the Company’s insolvency, the reinsurance afforded by this Agreement shall be payable by the Reinsurers on the basis of the Company’s liability reinsured without diminution because of the Company’s insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims provided, however, that the Reinsurers shall not be liable in respect of any Loss unless and until all conditions precedent to the Company’s liability in the absence of the Company’s insolvency have been established (so that the Company is, but for its insolvency, absolutely and unconditionally liable to pay the Loss to or for the account of its insured or insureds), and subject to the right of the Reinsurers to offset against such funds due hereunder, any sums that may be payable to them by said insolvent Company in accordance with the Offset Article. The reinsurance shall be payable by the Reinsurers directly to the Company, or to its liquidator, receiver, conservator, or statutory successor except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Company’s insolvency or (b) where the Reinsurers, with the consent of the direct insured or insureds, have assumed such Policy obligations of the Company as direct obligations of itself to the payees under such Policies in substitution for the Company’s obligation to such payees.

The Company’s liquidator, receiver, conservator, or statutory successor shall give written notice of the pendency of a claim against the Company as respects business covered hereunder within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurers may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at their own expense, any defense that it may deem available to the Company, its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable against the Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit shall accrue to the Company solely as a result of the defense undertaken by the Reinsurers. Where two or more Reinsurers are involved in the same claim, and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

MEDIATION

To the extent there is a dispute between the Company and one or more Reinsurers under this Agreement, any amounts not in dispute shall be paid in accordance with the terms of this

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Agreement and only the amounts in dispute shall be subject to the mediation and arbitration provisions of this Article.

The parties agree that any and all disputes arising from or associated with this Agreement shall be submitted to mediation before any party may initiate arbitration of said dispute. The parties agree to appoint a neutral, qualified mediator and agree that each party to the dispute shall assign and delegate a senior officer, with binding settlement authority, from their respective companies to participate in the mediation. The mediation period shall be not less than sixty days from the appointment of the mediator. The parties acknowledge and agree that successful mediation is in the best interest of all parties to this Agreement.

ARBITRATION

In the event of failure of mediation, all matters in difference between the parties arising under, out of, or in connection with this Agreement, and whether arising during or alter the, period of this Agreement, shall be referred to an arbitration tribunal in the manner hereinafter set out.

Unless the parties appoint a sole arbitrator within 14 days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint its arbitrator and give written notice thereof to the respondent. Within 30 days of receiving such notice the respondent shall appoint its arbitrator and give written notice thereof to the claimant, failing which the claimant may appoint an arbitrator on behalf of the respondent.

The two arbitrators shall appoint a third arbitrator who shall act as chairman of the arbitration tribunal. Should they fail to agree upon such a third arbitrator within 30 days of the appointment of the respondent’s arbitrator then within 10 days thereafter each of them shall name three, of whom the other shall decline two, and the decision shall be made by drawing lots. The three arbitrators shall decide by majority. If no majority can be reached, the verdict of the chairman shall prevail.

Unless the parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years’ experience of insurance or reinsurance as persons engaged in the industry itself or as lawyers or other professional advisers.

The arbitration tribunal shall have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written strictly admissible or not as it shall in its discretion think fit. In reaching its decision, the arbitration tribunal shall have no authority to change or modify the terms of this Agreement.

All costs of the arbitration shall be determined by the arbitration tribunal who may direct to and by whom and in what manner they shall be paid.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

The place of arbitration may be chosen by the parties, but in default of such choice, the place of arbitration shall be London, England.

The award of the arbitration tribunal shall be in writing and binding upon the parties who consent to carry out the same. The arbitration panel may not award any punitive, exemplary, special, or consequential damages.

SEVERABILITY

In the event any provision of this Agreement is rendered illegal or unenforceable by the laws or regulations of any jurisdiction, such provision shall be considered void as respects that jurisdiction only, and such a consideration shall not affect the validity or enforceability of any other provision of this Article in that jurisdiction nor the enforceability of such provision in any other jurisdiction. Upon determination that any term or condition of this Agreement is invalid or unenforceable, the panics hereto shall negotiate in good faith to modify such term or condition as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

GOVERNING LAW

This Agreement shall be deemed to have been made under and governed by the laws of the state of Nevada without regard to Nevada’s choice of law rules.

FEDERAL EXCISE TAX

The Reinsurers (excepting Reinsurers that are not subject to Federal Excise Tax) shall reimburse, within 5 business days, the Company or the Intermediary for the purpose of paying any Federal Excise Tax (plus related interest and penalties, if any) imposed under Section 4371 of the Internal Revenue Service Code to the extent that this Agreement is subject to such tax, interest, or penalties.

TAXES

It is recognized that the Company is not subject to any taxes. Nevertheless, should the Company become liable for any taxes, the Company shall pay all such taxes (except Federal Excise Tax, which is the responsibility of Reinsurers as provided in the Federal Excise Tax Article) relating to this Agreement.

CURRENCY

The sign “$” in this Agreement refers to United States of America dollars, and all payments hereunder shall be made in that currency.

SERVICE OF SUIT

(This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties’ obligation to arbitrate their disputes in accordance with the Arbitration Article.)

In the event any Reinsurer hereon fails to pay any amount claimed due hereunder, such Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States and shall comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon the party specifically designated in the applicable interests and Liabilities Agreement attached hereto. In any suit instituted against it upon this Agreement, the Reinsurer shall abide by the final decision of such court or of any appellate court in the event of an appeal.

The party named in the applicable Interests and Liabilities Agreement is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they shall enter a general appearance upon the Reinsurer’s behalf in the event such a suit is instituted.

Pursuant to Nevada Revised Statute 681A.210.1(b), the Reinsurer hereby designates the Commissioner of Insurance of the state of Nevada or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the party named in the applicable Interests and Liabilities Agreement as the person to whom the said officer is authorized to mail such process or a true copy thereof.

COMMUTATION

This Article shall only take effect should the parties hereto mutually agree to commute one or any number of claims making up Outstanding Loss under this Agreement; provided, however, there shall be no obligation on the part of either party to so commute. Upon mutual agreement of the Company and the Reinsurers to commute one or any number of claims making up Outstanding Loss, the Company shall submit a statement to the Reinsurers listing amounts paid and reserved in respect of all Outstanding Loss to be included in the commutation. The Company and the Reinsurers shall, by mutual agreement, determine the present value of such Outstanding Loss, and the Reinsurers shall pay their proportion of the amount so determined to be the present value of such Outstanding Loss. Failure to agree shall result in abandonment of commutation, but shall not prevent another attempt at commutation at a future date. Payment by the Reinsurers of their proportion of the amount or amounts determined shall constitute a complete and final release of the Reinsurers of all Loss and Loss Expense Allowance obligations hereunder in respect of the Outstanding Loss commuted.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Nothing in this Article or elsewhere in this Agreement shall be interpreted as preventing the Company from commuting all or any part of Outstanding Loss with one Reinsurer or several Reinsurers, if the other Reinsurers do not choose to commute or cannot agree to the same present value amounts as any other Reinsurer or Reinsurers.

EQUAL TERMS

Except for customary differences in terms for unauthorized and foreign reinsurers, and except for percentage participations, the Company represents that this Agreement is offered on the basis of equal terms for all Reinsurers. The phrase “equal terms” means that all of the terms, conditions, and provisions of this Agreement are identical for earl Reinsurer hereon.

AGENCY

For purposes of sending and receiving notices and payments required by this Agreement, the reinsured company that is set forth first in the definition of “Company” in the Preamble to this Agreement shall be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, shall any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

INVESTIGATION

The Reinsurers have conducted their own independent review and analysis of the Policies and the exposures relating thereto and acknowledge that the Company has provided the Reinsurers, for the purpose of investigation, access to the personnel, properties, books, and records relating to the Policies. In entering into this Agreement, the Reinsurers have relied solely upon their own expertise, investigation, and analysis, and each Reinsurer has conducted the necessary and proper due diligence. The Reinsurers do not waive any rights under this Agreement in connection with an act of fraud, misrepresentation, or material non-disclosure by the Company.

ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and legal representatives. This Agreement is not assignable except by operation of law or by mutual consent of the parties hereto.

MISCELLANEOUS

Headings

The headings in this Agreement are for the convenience of reference only and shall not affect its interpretation.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Preparation

This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any such party by reason of its participation in such preparation.

Reasonableness

Each of the parties hereto shall act reasonably and in good faith on all matters within the terms of this Agreement.

Incontestability

In consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and the parties do hereby agree that they shall not contest the validity or enforceability hereof.

INTERMEDIARY

Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Agreement shall be transmitted to the Company or the Reinsurers through the Intermediary. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurers. Payments by the Reinsurers to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

EXHIBIT A

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

NEVADA STATE INDUSTRIAL INSURANCE SYSTEM

DBA: EMPLOYERS INSURANCE COMPANY OF NEVADA

QUOTA SHARE REINSURANCE PROGRAM

Reinsurance Service Manual

TRUST AGREEMENT

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

EXHIBIT A — TRUST AGREEMENT

Trust Agreement made this ___ day of ___________, 1999, by and among [IDENTITY OF REINSURER], a corporation organized and existing under the laws of ___________________ (hereinafter the “Grantor”), and STATE INDUSTRIAL INSURANCE SYSTEM OF NEVADA D.B.A. EMPLOYERS INSURANCE COMPANY OF NEVADA AND ITS SUCCESSORS an insurer existing under the laws of Nevada (such insurer and its successors by operation of law, including, without limitation, any rehabilitator, conservator, or liquidator thereof being hereinafter referred to as the “Beneficiary”) and CITIBANK, N.A., a national banking association organized and existing under the laws of the United States (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Grantor and Beneficiary have entered into certain Reinsurance Agreements listed in Schedule “A”, whereby Grantor, as reinsurer, has agreed to indemnify Beneficiary, as cedent, against loss (hereinafter referred to as the “Reinsurance Agreement”); and

WHEREAS, Grantor and Beneficiary desire to create a reinsurance trust account to hold assets as security for the performance by Grantor for Loss and Loss Expense Allowance as such terms are defined in the Reinsurance Agreement (hereinafter also referred to as Grantor’s Obligations) under the Reinsurance Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEPOSITS

Section 1.01.    Grantor hereby establishes a trust account (the “Trust Account”) with the Trustee for the sole use and benefit of Beneficiary, upon the terms and conditions hereinafter set forth.

Section 1.02.     The Trustee is and its lawfully appointed successors are authorized and shall have power to receive such securities and other property (“Assets”) as Grantor from time to time may transfer or remit to or vest in said Trustee or place in or under said Trustee’s control, and to hold, invest, reinvest, manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All such trusteed assets at all times shall be maintained as a trust account, separate and distinct from all other assets, and shall be continuously kept within the United States of America unless otherwise approved in writing by the Commissioner of Insurance for the State of Nevada.

Section 1.03.     (a)        Assets deposited in the Trust Account by Grantor and investments and reinvestments thereof shall consist only of:

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

1.	Securities issued by or guaranteed by the Federal Government of the United States or an agency thereof;
2.

Bonds, debentures, bills of exchange or other commercial notes or bills and securities of any solvent corporation designated no lower than NAIC Designation 4 by the Securities Valuation Office of the National Association of Insurance Commissioners so long as the weighted average credit quality of the combination of securities enumerated in this and the foregoing paragraphs is no lower than “A-” as rated by Standard & Poors;

3.	Certificates of Deposit issued by qualified United States financial institutions;
4.	Non-affiliated stocks listed on a regulated United States Exchange;
5.	Cash;
6.	Any other investment approved by the Commissioner of Insurance of the State of Nevada;

collectively “Authorized Investments.”

(b)          The Grantor hereby notifies the Trustee that derivatives, including futures, options, and forwards (collectively, the “Derivatives”), constituting 20% or less of the entire Trust Account at any one time will be used as economically appropriate for the reduction of risks in the conduct and management of the Trust Account, that is, for duration management, income enhancement, and modification of asset allocation. The Derivatives will be used as tools in the overall process of asset/liability management, the primary purpose of which will be to ensure that asset liquidity is sufficient to meet required loss payments and that the trust principal of the Trust Account is preserved in order to meet future claims payments. The parties hereto agree and acknowledge that only the Authorized Investments and not the Derivatives shall comprise either the Assets or the Authorized Investments under this Trust Agreement, and that the Trustee shall have no obligation hereunder with respect to the Derivatives; such Derivatives, together with any accounting and reporting requirements in connection therewith, shall remain the obligation of the Grantor or its duly appointed agents.

(c)          The Grantor hereby represents and warrants (i) that any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will be able to, negotiate any such Assets without consent or signature from the Grantor or any person or entity, other than a Central Depository (as such term is hereinafter defined), in accordance with the terms of this Agreement and (ii) that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account shall consist only of cash and other Authorized Investments.

(d)          The Grantor will adopt an investment strategy, utilizing the Authorized Investments, which will seek to achieve returns with low volatility. This will be achieved through asset allocation, manager selection displaying low positive correlation, and diversification, including absolute return strategies which may employ leverage.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Section 1.04.     (a)       Grantor shall, from time to time hereafter as requested, execute assignments or endorsements in blank of all securities or other property standing in Grantor’s name which are delivered to the Trustee to form a part of the Trust Account so that, whenever necessary, Trustee can negotiate any such Asset without the consent or signature of Grantor or any other person or entity other than a Central Depository. Any assets received by the Trustee which are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to Grantor as unacceptable. In addition, the Trustee may hold assets of the Trust Account in bearer form or in its own name or that of a nominee.

(b)          The Grantor shall transfer to the Trustee, for deposit to the Trust Account, Authorized Investments, and may transfer to the Trustee, for deposit to the Trust Account, such other Authorized Investments as it may from time to time desire.

ARTICLE II

WITHDRAWALS

Section 2.01.     (a)        Except as provided in Section 4.04(b), without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon written notice to the Trustee (the “Withdrawal Notice”), such amounts or Assets as are specified in such Withdrawal Notice. The Withdrawal Notice shall (i) specify the amounts and/or Assets to be delivered and (ii) any conditions of delivery for such Assets. The Beneficiary need present no statement or document other than the Withdrawal Notice in order to withdraw Assets.

(b)          Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps reasonably necessary to transfer the amount or the Assets as specified in such Withdrawal Notice, and shall deliver such amount or Assets to or for the account of the Beneficiary as specified in such Withdrawal Notice.

Section 2.02.    The Beneficiary agrees and covenants to the Grantor that it shall only withdraw the amounts or Assets from the Trust Account to satisfy amounts due without diminution because of the insolvency of Beneficiary or Grantor, for the following purposes only:

(a)          to pay or reimburse the Beneficiary for the Grantor’s share under the Reinsurance Agreement for Grantor’s Obligations paid by Beneficiary but not recovered from the Grantor;

(b)          to allow Grantor to reduce the Trust Account by any amounts held in the Trust Account that exceed the actual amount required to fund Grantor’s Obligations under the Reinsurance Agreement; or

(c)         where Beneficiary has received Termination Notice (as hereinafter defined) of the Trust Account pursuant to Section 7.01 hereof and where Grantor’s Obligations under the Reinsurance Agreement remain unliquidated and undischarged ten (10) days prior to the

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Termination Date (as hereinafter defined), to withdraw amounts equal to such Grantor’s Obligations and deposit such amounts in a separate account, in the name of Beneficiary in any United States bank or trust company, apart from its general assets, in trust for such uses and purposes specified in subsections (a) and (b) above, as may remain executory after such withdrawal and for any period after the Termination Date.

Section 2.03.    The Trustee shall have no responsibility whatsoever to determine that any amounts or Assets withdrawn from the Trust Account pursuant to Article II hereof will be used and applied in a manner consistent with Section 2.02 above.

ARTICLE III

MANAGEMENT OF AUTHORIZED INVESTMENTS

Section 3.01.     The responsibility for directing investment and reinvestment of Assets in the Trust Account shall be that of the Grantor and the Trustee shall not be required to take any action with respect to the investment and reinvestment, of the Assets in the Trust Account.

Section 3.02.     From time to time at the instruction or order (“Investment Order”) of the Grantor or at the instruction or order of an Investment Manager, which the Grantor shall from time to time designate, the Trustee shall invest Assets in the Trust Account in Authorized Investments.

Section 3.03.    The Trustee shall have no responsibility to determine whether the Assets are sufficient to secure the Grantor’s Obligations under the Reinsurance Agreement. Furthermore, the Trustee shall have no responsibility whatsoever to determine the value of any Assets that have been substituted or whether such substituted Assets constitute Authorized Investments. The Grantor covenants and agrees that any notice, direction, instruction, order, request, demand, acknowledgment or other communication delivered hereunder to the Trustee from the Investment Manager shall have the same force and effect and the Trustee shall be entitled to rely thereupon to the same extent as if such notice, direction, instruction, order, request, demands, acknowledgment or other communication were from the Grantor

Section 3.04.   The Grantor and Beneficiary agree that all investments and substitutions of securities referred to in Sections 3.01, 3.02 and 3.03 above shall be in compliance with the definition of “Authorized Investments” in Section 1.03 of this Agreement. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency of any such agent or broker. When the Trustee is directed to deliver Assets against payment, or payment against the delivery of Assets, delivery or payment will be made in accordance with generally accepted market practices. Any loss incurred from any investment pursuant to the terms of this Article III shall be borne exclusively by the Trust Account.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

ARTICLE IV

TRUST ACCOUNT MANAGEMENT

Section 4.01.    All dividends, interest and other income resulting from the investment of the Assets (“Income”) in the Trust Account shall be the property of the Grantor. To the extent that the Trustee shall collect and receive Income from the Trust Account, it shall pay over the amount of such Income (not more often than monthly) upon the written direction of the Grantor, and may deposit such Income in a separate account established in the Grantor’s individual name and capacity; provided, however, that the Trustee shall have no duties or obligations as Trustee with respect to the payment of Income by the issuer of the Assets or the deposit of such Income as provided herein. The Trustee may deduct the Trustee’s compensation and expenses, as provided in Section 5.04 of this Agreement, from Income.

Section 4.02.     The Trustee will forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor or its designee. The Grantor or its designee shall have the full and unqualified right to vote any Assets in the Trust Account. The Trustee is authorized to open all mail directed to the Grantor, or its designee received by the Trustee.

Section 4.03.    The Trustee will surrender for payment all maturing Assets called for redemption and deposit the principal amount of the proceeds of any such payment received by the Trustee to the Trust Account.

Section 4.04.     (a)        The Trustee shall furnish to Grantor and the Beneficiary an accounting of all Assets in the Trust Account upon its inception and thereafter at intervals no less frequent than as of the end of each calendar quarter. Such accountings shall be given as soon as practicable, but in no event later than 15 business days after such date.

(b)          The Trustee shall furnish to the Grantor and the Beneficiary with notice of any deposits to or withdrawals from the Trust Account within fifteen (15) calendar days of the occurrence of such event.

ARTICLE V

PROVISION RELATING TO TRUSTEE

Section 5.01.    Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary may, negotiate such Asset without consent or signature from the Grantor or any person or entity (other than a Central Depository and the Trustee) in accordance with the terms of this Agreement.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Section 5.02.    The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Authorized Investments nor whether such Assets remain in negotiable form (due to change in law or otherwise).

Section 5.03.    The Trustee may maintain the Assets in book-entry form with, and utilize the services of, any Federal Reserve Bank, The Depository Trust Company, The Participant’s Trust Company, Euroclear and Cedel, or similar such depositories (“Central Depositories”) as appropriate. Assets may be held in the name of a nominee maintained by the Trustee or any Central Depository.

Section 5.04.    The Trustee shall be entitled to receive a fee as compensation for its services hereunder, computed and payable at such time and rate as may be agreed from time to time in writing between Grantor and the Trustee. Grantor shall be solely responsible for the payment of the fee of the Trustee and all reasonable costs and expenses of the Trustee, including reasonable fees and expenses of counsel (except as same shall be proven to arise from the Trustee’s own negligence, willful misconduct or lack of good faith). The Trust Account shall not be utilized for the payment of such fees and expenses except that the Trustee may deduct its fees, expenses and costs from Income.

Section 5.05.    The Trustee shall be responsible for the safekeeping and administration of the Trust Account in accordance with provisions of this Trust Agreement. The Trustee shall not be liable nor responsible for any loss to the Trust Account unless such loss shall be caused by its own negligence, willful misconduct or lack of good faith. The Grantor hereby indemnifies the Trustee and holds it harmless from and against any loss, liability and expense and costs (including reasonable fees and expenses of counsel) incurred or made by the Trustee and arising in connection with the performance of its obligation pursuant to the terms of this Agreement.1

Section 5.06.    Upon the written request of the Grantor or the Beneficiary (at such party’s own expense), the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets in the Trust Account.

Section 5.07.    (a)         Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all notices and instructions given by persons named in incumbency certificates or letters of authorization furnished to the Trustee from time to time by the Grantor and the Beneficiary, respectively, and by any attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary including, without limitation, notices and instructions given by letter, telephone, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such notices and instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur

_________________

1	If an Investment Manager other than CITIBANK, N.A. is employed, a separate indemnification agreement of the Bank should be obtained.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

any liability to any person or entity resulting from actions taken or not taken by the Trustee in reliance in good faith on such notices and instructions. The Trustee shall not incur any liability in executing or not executing instructions (i) from any attorney-in-fact prior to receipt by it or notice of the revocations of the written authority of the attorney-in-fact or (ii) from any person purporting to represent the Grantor or the Beneficiary named in an incumbency certificate or letter of authorization delivered hereunder prior to receipt by it of a more current certificate or letter.

(b)          The parties hereto agree that that attached Schedule “B” shall govern any and all funds transfers from the Trust Account.

Section 5.08.     The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith.

Section 5.09.     No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law.

Section 5.10.   Whenever in the administration of the Trust Account created by this Trust Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of Grantor and/or Beneficiary and delivered to the Trustee and said statement or certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof; but in its discretion, the Trustee may, in lieu thereof, accept other evidence of the fact or matter or may require such other or additional evidence as it may deem reasonable.

Section 5.11.    Except as otherwise expressly provided in this Trust Agreement, any statement, instruction, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by Grantor and/or Beneficiary shall be sufficiently executed if executed in the name of Grantor and/or Beneficiary by such officer or officers of Grantor and/or Beneficiary or by such other agent or agents of Grantor and/or Beneficiary as may be designated in a resolution or letter of advice by Grantor and/or Beneficiary. Written notice of such designation by Grantor and/or Beneficiary shall be filed with the Trustee. The Trustee shall be protected in acting upon any written statement or other instrument made by such officer or agent (or purported officer or agent) of Grantor and/or Beneficiary with respect to the authority conferred therein.

Section 5.12.    The Trustee may consult with counsel selected by it who may be counsel for Grantor or Beneficiary. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel other than with respect to the withdrawal of Assets by the Beneficiary.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Section 5.13.    The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

ARTICLE VI

RESIGNATION OF TRUSTEE

Section 6.01.     (a)         The Trustee may resign at any time by giving not less than 90 days’ written notice thereof to the Beneficiary and to the Grantor, such resignation to become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 6.01.

(b)          Upon receipt of the Trustee’s notice of resignation, the Grantor and the Beneficiary shall promptly appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System and shall not be a parent, a subsidiary or an affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Trustee, and the resigning Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning Trustee shall continue after such resignation to be entitled to the benefits of the indemnities provided herein for the Trustee. The resigning Trustee shall have the right to demand a final accounting of the Trust Account.

ARTICLE VII

TERMINATION OF THE AGREEMENT

Section 7.01.     (a)       The Trust Account and this Agreement, except for the indemnities provided herein, may be terminated only after (i) the Grantor and the Beneficiary, upon mutual agreement, have given the Trustee written notice of its intention to terminate the Trust Account (the “Notice of Intention”) and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 7. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the “Proposed Date”).

(b)          Within three (3) days following receipt by the Trustee of the Notice of intention, the Trustee shall give written notice (the “Termination Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (i) the Proposed Date if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (ii) 30 days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (iii) 45 days subsequent to the date the Termination Notice is given, if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

(c)          On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all responsibility and liability of the Trustee with respect to such Assets shall cease.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01.    The Trustee irrevocably submits to the jurisdiction of the state and/or United States courts of the State of Nevada; provided, however, the Trustee shall not be obligated to bring or defend any proceeding in such courts if the Trustee would be required to be qualified to do business in such state or to be licensed as a Trustee or bank in such state or if, on the advise of counsel, the Trustee would reasonably be subject to tax in such state. The provisions of and validity and construction of this Trust Agreement and any amendments hereto shall be governed by, and construed in accordance with the laws of the State of New York and the Trust Account created hereunder shall be administered in accordance with the laws of the State of New York without regard for conflict of law principles.

Section 8.02.    This Trust Agreement maybe modified or amended and any provisions herein waived only upon the written amendment or waiver signed by all of the Parties hereto.

Section 8.03.    In the event any provision of this Trust Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Trust Agreement.

Section 8.04.    This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

Section 8.05.     No Party may assign this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as expressly permitted by this Agreement

Section 8.06.    Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph or telecopier, or (iii) in the case of mail delivery, upon the expiration of three (3) days after any such notice, direction, instructions, orders, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

If to the Grantor:	______________________________
______________________________
______________________________
If to the Beneficiary:	Jay Hoppe Employers Insurance Co. of Nevada 515 E. Musser Carson City, NV 89714 with copy to: Douglas D. Dirks, C.E.O. Employers Insurance Co. of Nevada 515 E. Musser Carson City, NV 89714
If to the Trustee:	[CITIBANK, N.A.], 111 Wall Street New York, NY 10005 Attn: _______________________ Department ____________________________, Vice President

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the approval of authorization to substitute Assets and to the termination of the Trust Account shall be in writing.

Section 8.07.    The headings of the Articles and Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement

[GRANTOR]

By:		By:
	Name:		Name:
	Tide:		Title:

[BENEFICIARY]

By:
Name:
Tide:

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

[CITIBANK, N.A.],

By:
Name:
Tide:

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

EXHIBIT B

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

INTERESTS AND LIABILITIES AGREEMENT

attaching to and forming a part of

QUOTA SHARE REINSURANCE AGREEMENT

between

STATE INDUSTRIAL INSURANCE SYSTEM OF NEVADA,

D.B.A.: EMPLOYERS INSURANCE COMPANY OF NEVADA

and

its successors, assigns, and beneficiaries,

and

its predecessor,

THE NEVADA INDUSTRIAL COMMISSION

(hereinafter collectively referred to as the “Company”)

and

GERLING GLOBAL INTERNATIONAL REINSURANCE COMPANY, LTD.

(hereinafter referred to as the “Subscribing Reinsurer”)

It is hereby mutually understood and agreed by and between the Company and the Subscribing Reinsurer that as of June 30, 1999, 21:59 p.m. Pacific Standard Time, the Subscribing Reinsurer’s share in the interests and liabilities of the Reinsurers on the attached Agreement will be 55% and that this represents the lead participation in the attached Agreement.

The share of the Subscribing Reinsurer will be separate and apart from the shares of the other Reinsurers and will not be joint with those of the other Reinsurers, and the Subscribing Reinsurer will in no event participate in the interests and liabilities of the other Reinsurers.

The Subscribing Reinsurer designates the following as the party to whom service of process will be made for proposes of the Service of Suit Article contained in the attached Agreement:

Morgan, Lewis & Bockius, 101 Park Avenue, New York, New York 10178-0060, U.S.A., Attn: F. Sedgwick Browne

It is finally understood and agreed that the Subscribing Reinsurer shall not be a party to the Intermediary Article appearing in the attached Agreement, rather it shall be subject to the following Article:

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

INTERMEDIARIES

“Gerling Global Financial Products Inc. is hereby recognized as the Intermediary for all business under this Agreement with respect to Gerling Global International Reinsurance Company, Ltd., and Aon Re Inc. is hereby recognized as the Intermediary for all business under this Agreement with respect to the Company. All communications relating to this Agreement shall be transmitted to the Company and the Subscribing Reinsurer through the Intermediaries.

“Payments by the Company to Aon shall be deemed to constitute payment to the Subscribing Reinsurer only to the extent that such payments are actually received by the Subscribing Reinsurer, and payments by the Subscribing Reinsurer to Aon shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.”

* **

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

The Company and the Subscribing Reinsurer represent and warrant, with respect to the attached Agreement, this Agreement, and the transaction associated therewith, that the Company and the Subscribing Reinsurer are authorized to enter into the aforesaid Agreements and that their representatives are duly authorized to execute this Agreement on their behalf.

IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Agreement to be executed by their duly authorized representatives.

Signed at CARSON CITY, NEVADA

STATE INDUSTRIAL INSURANCE SYSTEM OF NEVADA,

D.B.A.: EMPLOYERS INSURANCE COMPANY OF NEVADA

THE NEVADA INDUSTRIAL COMMISSION

Signature:	/s/ [Illegible]	Title:	Chief Executive Officer
Attest:		Date:	June 25, 1999

Signed at ST. MICHAEL, BARBADOS

GERLING GLOBAL INTERNATIONAL REINSURANCE COMPANY, LTD.

Signature:	/s/ John Clayton	Title:	Senior Vice President
Attest:	/s/ [Illegible]	Date:	June 30, 1999

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

INTERESTS AND LIABILITIES AGREEMENT

attaching to and forming a part of

QUOTA SHARE REINSURANCE AGREEMENT

between

STATE INDUSTRIAL INSURANCE SYSTEM OF NEVADA,

D.B.A.: EMPLOYERS INSURANCE COMPANY OF NEVADA

and

its successors, assigns, and beneficiaries,

and

its predecessor,

THE NEVADA INDUSTRIAL COMMISSION

(hereinafter collectively referred to as the “Company”)

and

ACE BERMUDA INSURANCE LTD.

(hereinafter referred to as the “Subscribing Reinsurer”)

It is hereby mutually understood and agreed by and between the Company and the Subscribing Reinsurer that as of June 30, 1999, 11:59 p.m. Pacific Standard Time, the Subscribing Reinsurer’s share in the interests and liabilities of the Reinsurers on the attached Agreement will be 10%.

The share of the Subscribing Reinsurer will be separate and apart from the shares of the other Reinsurers and will not be joint with those of the other Reinsurers, and the Subscribing Reinsurer will in no event participate in the interests and liabilities of the other Reinsurers.

The Subscribing Reinsurer designates the following as the party to whom service of process will be made for purposes of the Service of Suit Article contained in the attached agreement:

General Counsel – Ace Bermuda Insurance Ltd.

The Ace Building, 30 Woodbourne Avenue,

Hamilton HM 08, Bermuda

Phone: 299 9291

Fax: 296 7797

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

The Company and the Subscribing Reinsurer represent and warrant, with respect to the attached Agreement, this Agreement, and the transaction associated therewith, that the Company

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

and the Subscribing Reinsurer are authorized to enter into the aforesaid Agreements and that their representatives are duly authorized to execute this Agreement on their behalf.

IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Agreement to be executed by their duly authorized representatives.

Signed at CARSON CITY, NEVADA

STATE INDUSTRIAL INSURANCE SYSTEM OF NEVADA,

D.B.A.: EMPLOYERS INSURANCE COMPANY OF NEVADA

THE NEVADA INDUSTRIAL COMMISSION

Signature:	/s/ [Illegible]	Title:	Chief Executive Officer
Attest:		Date:	June 23, 1999

Signed at HAMILTON, BERMUDA

ACE BERMUDA INSURANCE LTD.

Signature:	/s/ [Illegible]	Title:	Vice President
Attest:		Date:	June 29, 1999

NOTE: Signature of the Subscribing Reinsurer is conditional upon the form of trust agreement language appearing in Exhibit A – Trust Agreement no applying to its participation in the attached Agreement. At the inception of this Agreement, the Subscribing Reinsurer shall be funding its obligations under the Trust Agreement or Letter of Credit Article in the attached Agreement by letter of credit; if, at any future date, the Subscribing Reinsurer wishes to fund its obligations thereunder in whole or part by trust agreement, such trust agreement shall contain provisions acceptable to the regulatory authorities having jurisdiction over the Company’s Reserve and the Subscribing Reinsurer.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

INTERESTS AND LIABILITIES AGREEMENT

attaching to and forming a part of

QUOTA SHARE REINSURANCE AGREEMENT

between

STATE INDUSTRIAL INSURANCE SYSTEM OF NEVADA,

D.B.A.: EMPLOYERS INSURANCE COMPANY OF NEVADA

and

its successors, assigns, and beneficiaries,

and

its predecessor,

THE NEVADA INDUSTRIAL COMMISSION

(hereinafter collectively referred to as the “Company”)

and

XL MID OCEAN REINSURANCE COMPANY LIMITED

(hereinafter referred to as the “Subscribing Reinsurer”)

It is hereby mutually understood and agreed by and between the Company and the Subscribing Reinsurer that as of June 30, 1999, 11:59 p.m. Pacific Standard Time, the Subscribing Reinsurer’s share in the interests and liabilities of the Reinsurers on the attached Agreement will be 35%.

The share of the Subscribing Reinsurer will be separate and apart from the shares of the other Reinsurers and will not be joint with those of the other Reinsurers, and the Subscribing Reinsurer will in no event participate in the interests and liabilities of the other Reinsurers.

The Subscribing Reinsurer designates the following as the party to whom service of process will be made for purposes of the Service of Suit Article contained in the attached agreement:

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

The Company and the Subscribing Reinsurer represent and warrant, with respect to the attached Agreement, this Agreement, and the transaction associated therewith, that the Company

1

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

and the Subscribing Reinsurer are authorized to enter into the aforesaid Agreements and that their representatives are duly authorized to execute this Agreement on their behalf.

IN WITNESS WHERE OF, the parties hereto have caused this Interests and Liabilities Agreement to be executed by their duly authorized representatives.

Signed at CARSON CITY, NEVADA

STATE INDUSTRIAL INSURANCE SYSTEM OF NEVADA,

D.B.A.: EMPLOYERS INSURANCE COMPANY OF NEVADA

THE NEVADA INDUSTRIAL COMMISSION

Signature:	/s/ [Illegible]	Title:	Chief Executive Officer
Attest:		Date:	June 25, 1999

Signed at HAMILTON, BERMUDA

XL MID OCEAN REINSURANCE COMPANY LIMITED

Signature:	/s/ [Illegible]	Title:	SR Actuary/SR. VP
Attest:	/s/ [Illegible]	Date:	30 June 1999

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.